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                                                                    EXHIBIT 23.2
                       INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Lycos, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Lycos, Inc. of our report dated February 3, 1998, with respect to the balance sheets of Tripod, Inc. as of October 31, 1997 and December 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the ten months ended October 31, 1997 and the year ended December 31, 1996, which report appears in the Form 8-K/A of Lycos, Inc. dated March 10, 1998.

                                                       /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
March 10, 1998